UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 15, 2007
CEPHEID
(Exact name of Registrant as specified in its charter)

California	000-30755	77-0441625
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer Identification
incorporation)		No.)
904 Caribbean Drive, Sunnyvale, CA                    94089

(Address of principal executive offices)                    (Zip Code)
(408) 541-4191

(Registrant’s telephone number, including area code)
Not Applicable

(Former name or former address, if changed since last report.)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.
     On August 15, 2007, Cepheid entered into a five-year master purchase order (the “Agreement”) with Northrop Grumman Security Systems, LLC (“NGSS”) for the purchase of up to $200 million of its Bacillus anthracis (anthrax) test cartridges (the “Test Cartridges”) and associated materials. The Test Cartridges are currently used in Biohazard Detection Systems installed at U.S. Postal Service (“USPS”) mail processing centers. The agreement covers the USPS fiscal years of 2007 through 2011.
     Under the terms of the Agreement, the purchase quantity of Test Cartridges will be determined on an annual basis, based on the USPS fiscal year of October 1 through September 30. The company has received notice from NGSS that expected Test Cartridge purchase volume for fiscal year 2008 will be approximately 2,000,000 Test Cartridges.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cepheid
Date: August 20, 2007	By:	/s/ John R. Sluis
		Name:	John R. Sluis
		Title:	Chief Financial Officer